Exhibit 4.1

HCA Inc.

JOINDER AGREEMENT AND AMENDMENT NO. 1 to CREDIT

AGREEMENT

JOINDER AGREEMENT AND AMENDMENT NO. 1 to CREDIT AGREEMENT (this “Joinder”), dated as of October 30, 2014 (“Increased Amount Date” or “Amendment No. 1 Effective Date”), to the Credit Agreement, dated as of September 30, 2011, as amended and restated as of March 7, 2014, among HCA Inc., a Delaware corporation (the “Parent Borrower”), the Subsidiary Borrowers party thereto, the lenders party thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer, and the other agents and bookrunners party thereto (the “Credit Agreement”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

1. The Lenders listed on Exhibit A hereto (each, an “Incremental Revolving Loan Lender” and together, the “Incremental Revolving Loan Lenders”) have been approached by the Parent Borrower, and have committed to provide an Incremental Revolving Credit Commitment of $750,000,000 in the aggregate. After giving effect to such Incremental Revolving Credit Commitments, the aggregate Revolving Credit Commitments shall be increased on the Increased Amount Date from $2,500,000,000 to $3,250,000,000 (the “Revolving Commitment Increase”).

2. The Parent Borrower hereby represents and warrants as of the Increased Amount Date to the Administrative Agent, each Lender and the Incremental Revolving Loan Lenders that all of the conditions set forth in Section 2.14 of the Credit Agreement with respect to the Revolving Commitment Increase have been satisfied and the Parent Borrower is in compliance with all of the terms of such Section. The Increased Amount Date shall be the date that all of the conditions in Section 6 of this Joinder shall have been satisfied, which date shall be October 30, 2014.

3. Pursuant to Section 2.14 of the Credit Agreement, by execution and delivery of this Joinder, each Incremental Revolving Loan Lender’s Revolving Credit Commitment shall be the amount set forth on Exhibit A hereto and each Incremental Revolving Loan Lender shall for all purposes of the Credit Documents be deemed a “Lender” under the Credit Agreement.

4. For the avoidance of doubt, the Revolving Credit Commitments of the Incremental Revolving Loan Lenders shall be on identical terms as the Revolving Credit Commitments as in effect immediately prior to giving effect to the effectiveness of the Revolving Commitment Increase.

5. Amendments to Credit Agreement

(a) The following definition shall be added to Section 1.1 of the Credit Agreement in proper alphabetical order:

“Amendment No. 1 Effective Date”: October 30, 2014.

(b) The definition of “Revolving Credit Commitment” in Section 1.1 of the Credit Agreement shall be amended by replacing “as of the Restatement Effective Date is $2,500,000,000” with “as of the Amendment No. 1 Effective Date is $3,250,000,000, as may be increased from time to time on any Increased Amount Date to the extent of such Incremental Revolving Credit Commitment.”

(c) Schedule 1 to the Credit Agreement shall be amended and restated as provided in Exhibit A to this Joinder.

6. Conditions. The obligation of the Incremental Revolving Loan Lenders to provide the Incremental Revolving Credit Commitments and the effectiveness of the Revolving Commitment Increase referred to above are subject to the following conditions precedent:

(a) Accuracy of the Parent Borrower’s representations and warranties made in Section 2 hereto.

(b) The Administrative Agent shall have received an officer’s certificate of the Parent Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying that (x) no Default or Event of Default shall have occurred and be continuing and (y) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date), on such Increased Amount Date before and after giving effect to the Revolving Commitment Increase.

(c) The Administrative Agent shall have received the executed legal opinion of Simpson Thacher & Bartlett LLP, special New York counsel to the Parent Borrower in form and substance satisfactory to the Administrative Agent. The Parent Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinion.

(d) For each Credit Party, the Administrative Agent shall have received a short-form (where applicable) good standing certificate in such Credit Party’s state of formation, each dated a recent date prior to the Increased Amount Date and certified by the applicable secretary of state.

(e) The reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable fees and expenses of Cahill Gordon & Reindel llp, special counsel to the Administrative Agent) required to be reimbursed or paid by the Parent Borrower hereunder or under the Credit Agreement, in each case to the extent invoiced.

7. On the Increased Amount Date, subject to the satisfaction of the terms and conditions set forth herein, (x) (i) each of the Lenders with Revolving Credit Commitments shall assign to the Incremental Revolving Loan Lenders and the Incremental Revolving Loan Lenders shall purchase from each of the Lenders with Revolving Credit Commitments, at the principal amount thereof (together with accrued interest), such interests in the Revolving Credit Loans outstanding on the Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Credit Loans will be held by existing Lenders with Revolving Credit Commitments and the Incremental Revolving Loan Lenders ratably in accordance with their Revolving Credit Commitments after giving effect to the addition of the Revolving Commitment Increase to the Revolving Credit Commitments.

8. The Credit Parties hereby confirm that the Security Documents and the obligations of such parties under the Credit Documents continue in full force and effect and shall not be affected by this Joinder (it being understood that the “Obligations” are increased as provided herein). Each of Holdings and Parent Borrower hereby further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Security Documents, to the Administrative Agent, as collateral security for the Obligations under the Credit Documents in accordance with their respective terms, and acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such Obligations, continue to be and remain Collateral for such obligations from and after the date hereof.

9. This Joinder shall be deemed a Credit Document under the Credit Agreement.

10. Severability. Any provision of this Joinder held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

11. GOVERNING LAW. THIS JOINDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

12. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Joinder, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, borough of Manhattan, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 14.2 to the Credit Agreement or at such other address of which the Administrative Agent shall have been notified pursuant to Section 14.2 of the Credit Agreement;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 12 any special, exemplary, punitive or consequential damages.

13. WAIVERS OF JURY TRIAL. PARENT BORROWER, EACH CREDIT PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS JOINDER AND FOR ANY COUNTERCLAIM THEREIN.

14. Counterparts. This Joinder may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery by facsimile or email of an executed counterpart of a signature page to this Joinder shall be effective as delivery of an original executed counterpart of this Joinder.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto duly executed this Joinder as of the day and year first above written.

HCA INC.,
as the Parent Borrower

By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Senior Vice President – Finance and Treasurer

Each of the SUBSIDIARY BORROWERS listed on Schedule A hereto

By:	/s/ Donald W. Stinnett
	Name:	Donald W. Stinnett
	Title:	Authorized Officer

[Signature Page to Joinder Agreement and Amendment No. 1]

BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender, Letter of Credit Issuer and Incremental Revolving Loan Lender

By:	/s/ William J. Wilson
	Name:	William J. Wilson
	Title:	Senior Vice President

[ADDITIONAL LENDER SIGNATURES OMITTED]

[Signature Page to Joinder Agreement and Amendment No. 1]

SCHEDULE A

TO JOINDER AGREEMENT

Subsidiary Borrowers	By its General Partner	By its Sole Member	By the General Partner of its Sole Member
American Medicorp Development Co.
AR Holding 1, LLC		*
AR Holding 2, LLC		*
AR Holding 3, LLC		*
AR Holding 4, LLC		*
AR Holding 5, LLC		*
AR Holding 6, LLC		*
AR Holding 7, LLC		*
AR Holding 8, LLC		*
AR Holding 9, LLC		*
AR Holding 10, LLC		*
AR Holding 11, LLC		*
AR Holding 12, LLC		*
AR Holding 13, LLC		*
AR Holding 14, LLC		*
AR Holding 15, LLC		*
AR Holding 16, LLC		*
AR Holding 17, LLC		*
AR Holding 18, LLC		*
AR Holding 19, LLC		*
AR Holding 20, LLC		*
AR Holding 21, LLC		*
AR Holding 22, LLC		*
AR Holding 23, LLC		*
AR Holding 24, LLC		*
AR Holding 25, LLC		*
AR Holding 26, LLC		*
AR Holding 27, LLC		*
AR Holding 28, LLC		*
AR Holding 29, LLC		*
AR Holding 30, LLC		*
AR Holding 31, LLC		*
Bay Hospital, Inc.
Brigham City Community Hospital, Inc.
Brookwood Medical Center of Gulfport, Inc.
Capital Division, Inc.
Centerpoint Medical Center of Independence, LLC

Schedule A-1

Subsidiary Borrowers	By its General Partner	By its Sole Member	By the General Partner of its Sole Member
Central Florida Regional Hospital, Inc.
Central Shared Services, LLC
Central Tennessee Hospital Corporation
CHCA Bayshore, L.P.	*
CHCA Conroe, L.P.	*
CHCA Mainland, L.P.	*
CHCA West Houston, L.P.	*
CHCA Woman’s Hospital, L.P.	*
Chippenham & Johnston-Willis Hospitals, Inc.
Colorado Health Systems, Inc.
Columbia ASC Management, L.P.	*
Columbia Jacksonville Healthcare System, Inc.
Columbia LaGrange Hospital, Inc.
Columbia Medical Center of Arlington Subsidiary, L.P.	*
Columbia Medical Center of Denton Subsidiary, L.P.	*
Columbia Medical Center of Las Colinas, Inc.
Columbia Medical Center of Lewisville Subsidiary, L.P.	*
Columbia Medical Center of McKinney Subsidiary, L.P.	*
Columbia Medical Center of Plano Subsidiary, L.P.	*
Columbia North Hills Hospital Subsidiary, L.P.	*
Columbia Ogden Medical Center, Inc.
Columbia Parkersburg Healthcare System, LLC
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.	*
Columbia Polk General Hospital, Inc.
Columbia Rio Grande Healthcare, L.P.	*
Columbia Riverside, Inc.
Columbia Valley Healthcare System, L.P.	*
Columbia/Alleghany Regional Hospital Incorporated
Columbia/HCA John Randolph, Inc.
Columbine Psychiatric Center, Inc.
Columbus Cardiology, Inc.
Conroe Hospital Corporation
Dallas/Ft. Worth Physician, LLC
Dublin Community Hospital, LLC
Eastern Idaho Health Services, Inc.
Edward White Hospital, Inc.
El Paso Surgicenter, Inc.
Encino Hospital Corporation, Inc.
EP Health, LLC
Fairview Park GP, LLC

Schedule A-2

Subsidiary Borrowers	By its General Partner	By its Sole Member	By the General Partner of its Sole Member
Fairview Park, Limited Partnership	*
Frankfort Hospital, Inc.
Galen Property, LLC
Good Samaritan Hospital, L.P.	*
Goppert-Trinity Family Care, LLC
GPCH-GP, Inc.
Grand Strand Regional Medical Center, LLC
Green Oaks Hospital Subsidiary, L.P.	*
Greenview Hospital, Inc.
HCA American Finance LLC
HCA - IT&S Field Operations, Inc.
HCA - IT&S Inventory Management, Inc.
HCA Central Group, Inc.
HCA Health Services of Florida, Inc.
HCA Health Services of Louisiana, Inc.
HCA Health Services of Oklahoma, Inc.
HCA Health Services of Tennessee, Inc.
HCA Health Services of Virginia, Inc.
HCA-HealthONE LLC
HCA Management Services, L.P.	*
HCA Realty, Inc.
HCA SFB 1 LLC
HD&S Corp. Successor, Inc.
Health Midwest Office Facilities Corporation
Health Midwest Ventures Group, Inc.
Hendersonville Hospital Corporation
Hospital Corporation of Tennessee
Hospital Corporation of Utah
Hospital Development Properties, Inc.
HPG Enterprises, LLC
HSS Holdco, LLC
HSS Systems, LLC
HSS Virginia, L.P.	*
HTI MOB, LLC		*
HTI Memorial Hospital Corporation
Integrated Regional Lab, LLC
Integrated Regional Laboratories, LLP	*
JFK Medical Center Limited Partnership	*
KPH-Consolidation, Inc.
Lakeland Medical Center, LLC
Lakeview Medical Center, LLC

Schedule A-3

Subsidiary Borrowers	By its General Partner	By its Sole Member	By the General Partner of its Sole Member
Largo Medical Center, Inc.
Las Vegas Surgicare, Inc.
Lawnwood Medical Center, Inc.
Lewis-Gale Hospital, Incorporated
Lewis-Gale Medical Center, LLC
Lewis-Gale Physicians, LLC
Lone Peak Hospital, Inc.
Los Robles Regional Medical Center
Management Services Holdings, Inc.
Marietta Surgical Center, Inc.
Marion Community Hospital, Inc.
MCA Investment Company
Medical Centers of Oklahoma, LLC
Medical Office Buildings of Kansas, LLC
Memorial Healthcare Group, Inc.
Midwest Division - ACH, LLC
Midwest Division - LRHC, LLC
Midwest Division - LSH, LLC
Midwest Division - MCI, LLC
Midwest Division - MMC, LLC
Midwest Division - OPRMC, LLC
Midwest Division - PFC, LLC
Midwest Division - RBH, LLC
Midwest Division - RMC, LLC
Midwest Holdings, Inc.
Montgomery Regional Hospital, Inc.
Mountain View Hospital, Inc.
Nashville Shared Services General Partnership	*
National Patient Account Services, Inc.
New Iberia Healthcare Corporation
New Port Richey Hospital, Inc.
New Rose Holding Company, Inc.
North Florida Immediate Care Center, Inc.
North Florida Regional Medical Center, Inc.
North Texas – MCA, LLC
Northern Utah Healthcare Corporation
Northern Virginia Community Hospital, LLC
Northlake Medical Center, LLC
Notami Hospitals of Louisiana, Inc.
Notami Hospitals, LLC
Okaloosa Hospital, Inc.

Schedule A-4

Subsidiary Borrowers	By its General Partner	By its Sole Member	By the General Partner of its Sole Member
Okeechobee Hospital, Inc.
Outpatient Cardiovascular Center of Central Florida, LLC
Palms West Hospital Limited Partnership	*
Palmyra Park Hospital, LLC
Parallon Business Solutions, LLC
Parallon Technology Solutions, LLC
Parallon Enterprises, LLC
Parallon Health Information Solutions, LLC
Parallon Holdings, LLC
Parallon Payroll Solutions, LLC
Parallon Physician Services, LLC
Parallon Workforce Management Solutions, LLC
Pasadena Bayshore Hospital, Inc.
Plantation General Hospital, L.P.	*
Poinciana Medical Center, Inc.
Pulaski Community Hospital, Inc.
Redmond Park Hospital, LLC
Redmond Physician Practice Company
Regional Health System of Acadiana, LLC, The
Reston Hospital Center, LLC
Retreat Hospital, LLC
Rio Grande Regional Hospital, Inc.
Riverside Healthcare System, L.P.	*
Riverside Hospital, Inc.
Samaritan, LLC
San Jose Healthcare System, LP	*
San Jose Hospital, L.P.	*
San Jose Medical Center, LLC
San Jose, LLC
Sarasota Doctors Hospital, Inc.
SJMC, LLC
Southern Hills Medical Center, LLC
Spalding Rehabilitation L.L.C.		*
Spotsylvania Medical Center, Inc.
Spring Branch Medical Center, Inc.
Spring Hill Hospital, Inc.
Sun City Hospital, Inc.
Sunrise Mountainview Hospital, Inc.
Surgicare of Brandon, Inc.
Surgicare of Florida, Inc.
Surgicare of Houston Women’s, Inc.

Schedule A-5

Subsidiary Borrowers	By its General Partner	By its Sole Member	By the General Partner of its Sole Member
Surgicare of Manatee, Inc.
Surgicare of New Port Richey, Inc.
Surgicare of Palms West, LLC
Surgicare of Riverside, LLC			*
Tallahassee Medical Center, Inc.
TCMC Madison - Portland, Inc.
Terre Haute Hospital GP, Inc.
Terre Haute Hospital Holdings, Inc.
Terre Haute MOB, L.P.	*
Terre Haute Regional Hospital, L.P.	*
Timpanogos Regional Medical Services, Inc.
Trident Medical Center, LLC
U.S. Collections, Inc.
Utah Medco, LLC
VH Holdco, Inc.
VH Holdings, Inc.
Virginia Psychiatric Company, Inc.
W & C Hospital, Inc.
Walterboro Community Hospital, Inc.
Wesley Medical Center, LLC
West Florida - MHT, LLC
West Florida - PPH, LLC
West Florida - TCH, LLC
West Florida Regional Medical Center, Inc.
West Valley Medical Center, Inc.
Western Plains Capital, Inc.
WHMC, Inc.
Woman’s Hospital of Texas, Incorporated

Schedule A-6